EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statements No. 2-83635, No. 2-88670, No. 33-36256, No. 33-
38534, No. 33-42057, No. 33-42268, and No. 33-45012 of
Pentair, Inc. on Form S-8 of our reports dated February 11, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 1993.





DELOITTE & TOUCHE


Saint Paul, Minnesota
March 28, 1994